UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2008 (January 14, 2008)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, the Company’s Board of Directors elected Laura J. Sen as President and Chief Operating Officer of the Company, effective January 15, 2008. Prior to the election of Ms. Sen, no person held the post of Chief Operating Officer and Herbert J Zarkin held the post of President. Mr. Zarkin will continue to serve as the Chief Executive Officer of the Company and as the Chairman of its Board of Directors.

Also on January 14, 2008, the Board of Directors elected Ms. Sen as a member of the Board of Directors of the Company, effective January 15, 2008. Ms. Sen will fill the vacancy created by the death of Director Ronald R. Dion on November 30, 2007. The Board of Directors designated Ms. Sen to serve until the 2008 Annual Meeting of Stockholders and thereafter until her successor is duly elected and qualified. Ms. Sen will not receive any additional compensation for her service as a Director.

Ms. Sen, age 51, has served as the Company’s Executive Vice President of Merchandising and Logistics since January 14, 2007, and held the same position from 1997 to 2003. From 2003 to 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics.

The Company has an employment agreement with Ms. Sen, which was entered into in January 2007. In connection with her promotion, Ms. Sen’s annual base salary under her employment agreement will be increased from $450,000 to $675,000, subject to periodic future adjustment at the discretion of the Board of Directors. Ms. Sen will also continue to participate in specified incentive and other benefit plans. Under her employment agreement, if Ms. Sen’s employment is terminated by the Company other than for cause, she is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for up to 24 months after termination at the rate in effect upon termination. The continuing benefits to Ms. Sen are subject to reduction at any time for comparable benefits received by Ms. Sen from other employment. The Company also has a change of control agreement with Ms. Sen, which provides certain change of control severance benefits, including 36 months’ salary upon certain change of control events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: January 16, 2008

By:  /s/  Frank D. Forward

        Frank D. Forward

        Executive Vice President,

        Chief Financial Officer